Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Information Holdings Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission on March 15, 2004 (the “Report”), I, Mason P. Slaine, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 15, 2004	/s/ Mason P. Slaine
Mason P. Slaine
President and Chief Executive Officer
(Principal Executive Officer)

A signed original statement of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Information Holdings Inc. and will be retained by Information Holdings Inc. and furnished to the Securities and Exchange Commission or its staff upon request.